Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

The Board of Directors
VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-39212, 333-45237, 333-46803, 333-50072, 333-53230, 333-58583, 333-59458, 333-69818, 333-75236, 333-82941, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, and 333-147136) on Forms S-8, the registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Forms S-3 and registration statement No. 333-190732 on Form S-4 of VeriSign, Inc. (the Company) of our reports dated February 21, 2014, with respect to the consolidated balance sheets of VeriSign, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in this December 31, 2013 annual report on Form 10-K of the Company.

/s/ KPMG LLP

McLean, Virginia
February 21, 2014